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                                                                  EXHIBIT (2)(b)

                                     BYLAWS
                                       OF
            FIRST AMERICAN MINNESOTA MUNICIPAL INCOME FUND II, INC.],
                             A MINNESOTA CORPORATION


             (ADOPTED BY THE BOARD OF DIRECTORS ON _________, 2002)


                                   ARTICLE I

                             OFFICES, CORPORATE SEAL

         SECTION 1.01 NAME. The name of the corporation is First American Minnesota Municipal Income Fund II, Inc.

         SECTION 1.02 REGISTERED OFFICE. The registered office of the corporation in Minnesota shall be that set forth in the Articles of Incorporation or in the most recent amendment of the Articles of Incorporation or resolution of the directors filed with the Secretary of State of Minnesota changing the registered office.

         SECTION 1.03 OTHER OFFICES. The corporation may have such other offices and places of business, within or without the State of Minnesota, as the directors shall, from time to time, determine.

         SECTION 1.04 CORPORATE SEAL. The corporation is not required to have a seal, but may have a seal in such form as may be prescribed by the President or a Vice President.

                                   ARTICLE II

                            MEETINGS OF SHAREHOLDERS

         SECTION 2.01 PLACE AND TIME OF MEETINGS. Except as provided otherwise by Minnesota Statutes Chapter 302A, meetings of the shareholders may be held at any place, within or without the State of Minnesota, designated by the directors and, in the absence of such designation, shall be held at the registered office of the corporation in the State of Minnesota. The directors shall designate the time of day for each meeting and, in the absence of such designation, every meeting of shareholders shall be held at ten o'clock a.m.

         SECTION 2.02 REGULAR MEETINGS

         (a) The corporation shall hold regular meetings of shareholders. Such regular meetings of the shareholders shall be held each year on a day designated by the Board of Directors of the corporation.

         (b) At the regular meeting the shareholders, voting as provided in the Articles of Incorporation and these Bylaws, shall elect qualified successors for directors who serve for an



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indefinite term or whose terms have expired or are due to expire within six months after the date of the meeting and shall transact such other business as may properly come before them.

         SECTION 2.03 SPECIAL MEETINGS. Special meetings of the shareholders may be called for any purpose or purposes at any time by the Board of Directors, the chief executive officer or any other person specifically authorized under the Minnesota Business Corporation Act to call special meetings.

         SECTION 2.04 QUORUM; ADJOURNED MEETINGS. The holders of a majority of the shares outstanding and entitled to vote at the meeting shall constitute a quorum for the transaction of business at any regular or special shareholders' meeting. In case a quorum shall not be present at a meeting, those present in person or by proxy shall adjourn to such day as they shall, by majority vote, agree upon without further notice other than by announcement at the meeting at which such adjournment is taken. Whether or not a quorum is present, a meeting may be adjourned from time to time without notice other than announcement at the meeting. At adjourned meetings at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally noticed. If a quorum is present, the shareholders may continue to transact business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum. Notwithstanding the foregoing, when holders of Preferred Stock are entitled to elect any of the corporation's directors by class vote of such holders, the holders of 33-1/3% of such shares entitled to a vote at a meeting shall constitute a quorum for purpose of such an election.

         SECTION 2.05 VOTING. At each meeting of the shareholders, every shareholder shall have the right to vote in person or by proxy. Each shareholder, unless the Articles of Incorporation or applicable laws provide otherwise, shall have one vote for each share having voting power registered in his name on the books of the corporation. Upon the demand of any shareholder, the vote upon any question before the meeting shall be by written ballot. Except as otherwise specifically provided in the Articles of Incorporation, by these Bylaws or as required by provisions of the Investment Company Act of 1940 or other applicable laws, all questions shall be decided by the affirmative vote of the holders of the greater of (i) a majority of the voting power of the shares present and entitled to vote on that item of business or (ii) a majority of the voting power of the minimum number of the shares entitled to vote that would constitute a quorum for the transaction of business at the meeting.

         SECTION 2.06 VOTING-PROXIES. At any meeting of the shareholders, every shareholder having the right to vote shall be entitled to vote by proxy submitted by any means permitted by Minnesota Statutes Section 302A.449 or any successor provision of Minnesota Statutes. The appointment of a proxy is valid for eleven months unless a longer period is expressly provided in the appointment.

         SECTION 2.07 RECORD DATE. The Board of Directors may fix a time, not exceeding sixty (60) days preceding the date of any meeting of shareholders, as a record date for the determination of the shareholders entitled to notice of, and to vote at, such meeting, notwithstanding any transfer of shares on the books of the corporation after any record date so fixed. If the Board of Directors fails to fix a record date for determination of the shareholders


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entitled to notice of, and to vote at, any meeting of shareholders, the record date shall be the thirtieth (30th) day preceding the date of such meeting.

         SECTION 2.08 NOTICE OF MEETINGS. The Secretary or an Assistant Secretary shall mail to each shareholder, shown by the books of the corporation to be a holder of record of voting shares, at his address as shown by the books of the corporation, a notice setting out the time and date and place of each regular meeting and each special meeting, which notice shall be mailed at least ten (10) days prior thereto, except as otherwise provided in Section 2.04 with respect to an adjourned meeting and as otherwise provided by the Minnesota Business Corporation Act, the Articles of Incorporation or federal securities laws. Every notice of any special meeting shall state the purpose or purposes for which the meeting has been called pursuant to Section 2.03 and the business transacted at all special meetings shall be confined to the purpose stated in such notice.

         SECTION 2.09 WAIVER OF NOTICE. Notice of any meeting may be waived by any shareholder either before, at or after such meeting, and either orally or in a writing signed by such shareholder or a representative entitled to vote the shares of such shareholder. Attendance by a shareholder at a meeting is a waiver of notice of such meeting, except where the shareholder objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened, or objects before a vote on an item of business because the item may not lawfully be considered at that meeting and does not participate in the consideration of the item at that meeting.

         SECTION 2.10 WRITTEN ACTION. Any action which might be taken at a meeting of the shareholders may be taken without a meeting if done in writing and signed by all of the shareholders entitled to vote on that action.

         SECTION 2.11 CHAIRMAN; SECRETARY. The following people shall preside over any meeting of the shareholders: the Chairman of the Board, if any, or, in the Chairman's absence, the Vice Chairman of the Board, if any, or in the Vice Chairman's absence, the President, or, in the absence of all of the foregoing persons, a chairman designated by the Board of Directors, or, in the absence of a chairman designated by the Board of Directors, a chairman chosen by the shareholders at the meeting. In the absence of the Secretary and any Assistant Secretary, the chairman of the meeting may appoint any person to act as secretary of the meeting.

         SECTION 2.12 RULES OF CONDUCT. The Board of Directors may adopt such rules, regulations and procedures for the conduct of any meeting of the shareholders as it deems appropriate. Except to the extent inconsistent with any applicable rules, regulations or procedures adopted by the Board of Directors, the chairman of any meeting may adopt such rules, regulations and procedures for the meeting, and take such actions with respect to the conduct of the meeting, as the chairman of the meeting deems appropriate. The rules, regulations and procedures adopted may include, without limitation, ones that (i) establish an agenda or order of business, (ii) are intended to maintain order and safety at the meeting, (iii) restrict entry to the meeting after the time fixed for its commencement and (iv) limit the time allotted to shareholder questions or comments. Unless otherwise determined by the Board of Directors or the chairman of the meeting, meetings of the shareholders need not be held in accordance with the rules of parliamentary procedure.



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         SECTION 2.13 SHAREHOLDER PROPOSALS. To be properly brought before a regular meeting of shareholders, business must be (i) specified in the notice of the meeting, (ii) directed to be brought before the meeting by the Board of Directors or (iii) proposed at the meeting by a shareholder who (A) was a shareholder of record at the time of giving of notice provided for in these Bylaws, (B) is entitled to vote at the meeting and (C) gives prior notice of the matter, which must otherwise be a proper matter for shareholder action, in the manner herein provided. For business to be properly brought before a regular meeting by a shareholder, (i) with respect to a regular meeting following the first regular meeting of shareholders, notice of any such nomination or business, directed to the Secretary of the corporation, must be received at the principal executive offices of the corporation at least 120 days before the date that is one year after the date of the corporation's proxy statement for the prior year's regular meeting and (ii) in the case of the first regular meeting of shareholders, the notice must be given no later than the tenth calendar day following notice of the meeting as specified in these Bylaws. Such notice shall set forth (i) the name and record address of the shareholder and of the beneficial owner, if any, on whose behalf the proposal will be made, (ii) the class and number of shares of the corporation owned by the shareholder and beneficially owned by the beneficial owner, if any, on whose behalf the proposal will be made, (iii) a brief description of the business desired to be brought before the regular meeting and the reasons for conducting such business and (iv) any material interest in such business of the shareholder and the beneficial owner, if any, on whose behalf the proposal is made. The chairman of the meeting may refuse to acknowledge any proposed business not made in compliance with the foregoing procedure.

                                  ARTICLE III

                                    DIRECTORS

         SECTION 3.01 NUMBER, QUALIFICATIONS AND TERM OF OFFICE. Until the first regular or special meeting of shareholders, or until the directors increase their number by resolution, the number of directors shall be the number named in the Articles of Incorporation. Thereafter, the number of directors shall be determined from time to time by the Board of Directors. In the absence of such resolution, the number of directors shall be the number last fixed by the Board of Directors or the Articles of Incorporation. Directors shall be natural persons and need not be shareholders. Each of the directors shall hold office until the regular meeting of shareholders next held after his election and until his successor shall have been elected and shall qualify, or until the earlier death, resignation, removal or disqualification of such director.

         SECTION 3.02 ELECTION OF DIRECTORS. Except as otherwise provided in
Section 3.11 and 3.12 hereof, the directors shall be elected annually at the regular shareholders' meetings. In the event that directors are not elected at the regular shareholders' meeting, then directors may be elected at a special shareholders' meeting, provided that the notice of such meeting shall contain mention of such purpose.

         SECTION 3.03 GENERAL POWERS.

         (a) The affairs and business of the corporation shall be managed by the Board of Directors, which may exercise all the powers of the corporation except those powers vested



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solely in the shareholders of the corporation by statute, the Articles of
Incorporation, or these Bylaws, as amended.

         (b) All acts done by any meeting of the directors or by any person acting as a director, so long as his successor shall not have been duly elected or appointed, shall, notwithstanding that it be afterwards discovered that there was some defect in the election of the directors or such person acting as aforesaid or that they or any of them were disqualified, be as valid as if the directors or such other person, as the case may be, had been duly elected and were or was qualified to be directors or a director of the corporation.

         SECTION 3.04 POWER TO DECLARE DIVIDENDS.

         (a) The Board of Directors, from time to time as they may deem advisable, may declare and pay dividends in cash or other property of the corporation, out of any source available for dividends, to the shareholders of the corporation according to their respective rights and interests.

         (b) The Board of Directors may at any time declare and distribute pro rata among the shareholders a "stock dividend" out of the corporation's authorized but unissued shares of stock, including any shares previously purchased by the corporation.

         SECTION 3.05 ANNUAL MEETING. The Board of Directors shall meet at the registered office of the corporation, or at such other place within or without the State of Minnesota, and at such time as may be designated by the Board of Directors, for the purpose of electing the officers of the corporation and for the transaction of such other business as shall come before the meeting.

         SECTION 3.06 REGULAR MEETINGS. Regular meetings of the Board of Directors shall be held from time to time at such time and place within or without the State of Minnesota as may be fixed by resolution adopted by a majority of the whole Board of Directors.

         SECTION 3.07 SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the Chairman of the Board, the President, or by any two of the directors and shall be held from time to time at such time and place as may be designated in the notice of such meeting.

         SECTION 3.08 NOTICE OF MEETINGS. Notice of each meeting of the Board of Directors shall be given by the Secretary who shall give at least twenty-four
(24) hours' notice thereof to each director by mail, telephone, telegram or in person. If the date, time and place of a meeting of the Board of Directors has been announced at a previous meeting of the Board, no notice is required. Notice of an adjourned meeting of the Board of Directors need not be given other than by announcement at the meeting at which adjournment is taken.

         SECTION 3.09 WAIVER OF NOTICE. Notice of any meeting of the Board of Directors may be waived either before, at, or after such meeting orally or in writing signed by each director. A director, by his attendance and participation in the action taken at any meeting of the Board of Directors, shall be deemed to have waived notice of such meeting.



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         SECTION 3.10 QUORUM. A majority of the directors holding office immediately prior to a meeting of the Board of Directors shall constitute a quorum for the transaction of business. In the absence of a quorum, a majority of the directors present may adjourn a meeting from time to time until a quorum is present. If a quorum is present when a duly called or held meeting is convened, the directors present may continue to transact business until adjournment, even though the withdrawal of a number of directors originally present leaves less than the proportion or number otherwise required for a quorum.

         SECTION 3.11 VACANCIES; NEWLY CREATED DIRECTORSHIP. Vacancies in the Board of Directors of this corporation occurring by reason of death, resignation, removal, or disqualification shall be filled for the unexpired term by a majority of the remaining directors of the Board even though less than a quorum; newly created directorships resulting from an increase in the authorized number of directors by action of the Board of Directors as permitted by Section
3.01 may be filled by a two-thirds (2/3) vote of the directors serving at the time of such increase; and each person so elected shall be a director until his successor is elected by the shareholders, who may make such election at their next regular meeting or at any meeting duly called for that purpose, or until the earlier death, resignation, removal or disqualification of such director; provided, however, that no vacancy can be filled as provided above if prohibited by the provisions of the Investment Company Act of 1940.

         SECTION 3.12 REMOVAL. A director may be removed from office, with or without cause, by a vote of a majority of the outstanding shares of the class or classes of capital stock that elected such director. In the event that the entire Board or any one or more directors are so removed, new directors shall be elected at the same meeting, or the remaining directors may, to the extent vacancies are not filled at such meeting, fill any vacancy or vacancies created by such removal. A director named by the Board to fill a vacancy may be removed from office at any time, with or without cause, by the affirmative vote of the remaining directors if the shareholders have not elected such director to the Board in the interim between the time of the appointment to fill such vacancy and the time of the removal.

         SECTION 3.13 COMMITTEES. A resolution approved by the affirmative vote of a majority of the Board of Directors may establish committees having the authority of the Board to the extent provided in the resolution; provided, however, that no committee shall have the power to amend the Bylaws or to take action on matters reserved to the entire Board by the Investment Company Act of 1940. A committee shall consist of one or more persons, who need not be directors, appointed by affirmative vote of a majority of the directors present. Committees other than special litigation committees and committees formed pursuant to Section 673, Subd. 1(d), of the Minnesota Business Corporation Act are subject at all time to the direction and control of, and vacancies in the membership thereof shall be filled by, the Board of Directors. A committee may meet at stated times or on notice of all given by any of their own number. Sections 3.08, 3.09, 3.14, 3.15 and 3.17 hereof shall apply to committees and members of committees to the same extent as those sections apply to the Board of Directors and the directors of the corporation. Except as provided in the following sentence, a majority of the members of the committee present at a meeting is a quorum for the transaction of business, unless a larger or smaller proportion or number is provided in a resolution approved by the affirmative vote of a majority of the directors. If a Pricing Committee is appointed, a quorum of such committee shall consist of one member of the committee.



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         SECTION 3.14 WRITTEN ACTION. Any action required or permitted to be taken at a meeting of the Board of Directors may be taken by written action in the manner provided for in the Articles of Incorporation.

         SECTION 3.15 ACT OF THE BOARD. The Board shall take action by the affirmative vote of the greater of (i) a majority of the directors present at a duly held meeting at the time the action is taken, or (ii) a majority of the minimum proportion or number of directors that would constitute a quorum for the transaction of business at the meeting, except to the extent that the Articles of Incorporation, the Minnesota Business Corporation Act or the Investment Company Act of 1940 may require a larger proportion or number.

         SECTION 3.16 COMPENSATION. Directors who are not salaried officers of this corporation shall receive such fixed sum per meeting attended or such fixed annual sum as shall be determined, from time to time, by resolution of the Board of Directors. All directors may receive their expenses, if any, of attendance at meetings of the Board of Directors or any committee thereof. Nothing herein contained shall be construed to preclude any director from serving this corporation in any other capacity and receiving proper compensation therefor.

         SECTION 3.17 CONFERENCE COMMUNICATIONS. Any or all directors may participate in any meeting of the Board of Directors by any means of communication through which the directors may simultaneously hear each other during such meeting, and such participation constitutes presence in person at the meeting, except to the extent otherwise provided by the Investment Company Act of 1940.

                                   ARTICLE IV

                                    OFFICERS

         SECTION 4.01 NUMBER. The officers of the corporation shall consist of a Chairman of the Board (if one is elected by the Board), the President, one or more Vice Presidents (if desired by the Board), a Secretary and one or more Assistant Secretaries, a Treasurer and one or more Assistant Treasurers, and such other officers and agents as may, from time to time, be elected by the Board of Directors. Any two offices except those of Chairman of the Board, President and Vice President may be held by one person.

         SECTION 4.02 ELECTION, TERM OF OFFICE AND QUALIFICATIONS. At each annual meeting of the Board of Directors, the Board shall elect, from within or without their number, the President, the Secretary, the Treasurer and such other officers as may be deemed advisable. Such officers shall hold office until the next annual meeting of the directors or until their successors are elected and qualify. The President and all other officers who may be directors shall continue to hold office until the election and qualification of their successors, notwithstanding an earlier termination of their directorship.

         SECTION 4.03 RESIGNATION. Any officer may resign his office at any time by delivering a written resignation to the Board of Directors, the President, the Secretary, or any Assistant Secretary. Unless otherwise specified therein, such resignation shall take effect upon delivery.



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         SECTION 4.04 REMOVAL AND VACANCIES. Any officer may be removed from his office by a majority of the whole Board of Directors, with or without cause.
Such removal, however, shall be without prejudice to the contract rights of the person so removed. If there be a vacancy among the officers of the corporation by reason of death, resignation or otherwise, such vacancy shall be filled for the unexpired term by the Board of Directors.

         SECTION 4.05 CHAIRMAN AND VICE CHAIRMAN OF THE BOARD. The Chairman of the Board, if one is elected, shall preside at all meetings of the shareholders and directors and shall have such other duties as may be prescribed, from time to time, by the Board of Directors. If the Board of Directors elects a Vice Chairman, the Vice Chairman shall, in the absence or disability of the Chairman, perform the duties and exercise the powers of the Chairman and have such other powers and perform such other duties as the Board of Directors may designate.

         SECTION 4.06 PRESIDENT. The President shall have general active management of the business of the corporation. In the absence of the Chairman and, if any, the Vice Chairman of the Board, he shall preside at all meetings of the shareholders and directors. He shall be the chief executive officer of the corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. He may execute and deliver, in the name of the corporation, any deeds, mortgages, bonds, contracts or other instruments pertaining to the business of the corporation and, in general, shall perform all duties usually incident to the office of President. He shall have such other duties as may, from time to time, be prescribed by the Board of Directors.

         SECTION 4.07 VICE PRESIDENT. Each Vice President shall have such powers and shall perform such duties as may be specified in the Bylaws or prescribed by the Board of Directors or by the President. In the event of absence or disability of the President, Vice Presidents shall succeed to his power and duties in the order designated by the Board of Directors.

         SECTION 4.08 SECRETARY. The Secretary shall be secretary of, and shall attend all, meetings of the shareholders and Board of Directors and shall record all proceedings of such meetings in the minute book of the corporation. He shall give proper notice of meetings of shareholders and directors. He shall keep the seal of the corporation, if any, and shall affix the same to any instrument requiring it and may, when necessary, attest the seal by his signature. He shall perform such other duties as may, from time to time, be prescribed by the Board of Directors or by the President.

         SECTION 4.09 TREASURER. The Treasurer shall be the chief financial officer of the corporation and shall keep accurate accounts of all moneys of the corporation received or disbursed. He shall deposit all moneys, drafts and checks in the name of, and to the credit of, the corporation in such banks and depositories as a majority of the whole Board of Directors shall, from time to time, designate. He shall have power to endorse, for deposit, all notes, checks and drafts received by the corporation. He shall disburse the funds of the corporation, as ordered by the Board of Directors, making proper vouchers therefor. He shall render to the President and the directors, whenever required, an account of all his transactions as Treasurer and of the financial condition of the corporation, and shall perform such other duties as may, from time to time, be prescribed by the Board of Directors or by the President.



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         SECTION 4.10 ASSISTANT SECRETARIES. At the request of the Secretary, or in his absence or disability, any Assistant Secretary shall have power to perform all the duties of the Secretary and, when so acting, shall have all the powers of, and be subject to all restrictions upon, the Secretary. The Assistant Secretaries shall perform such other duties as from time to time may be assigned to them by the Board of Directors or the President.

         SECTION 4.11 ASSISTANT TREASURERS. At the request of the Treasurer, or in his absence or disability, any Assistant Treasurer shall have power to perform all the duties of the Treasurer, and when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Treasurer. The Assistant Treasurers shall perform such other duties as from time to time may be assigned to them by the Board of Directors or the President.

         SECTION 4.12 COMPENSATION. The officers of this corporation shall receive such compensation for their services as may be determined, from time to time, by resolution of the Board of Directors.

         SECTION 4.13 SURETY BONDS. The Board of Directors may require any officer or agent of the corporation to execute a bond (including, without limitation, any bond required by the Investment Company Act of 1940 and the rules and regulations of the Securities and Exchange Commission) to the corporation in such sum and with such surety or sureties as the Board of Directors may determine, conditioned upon the faithful performance of his duties to the corporation, including responsibility for negligence and for the accounting of any of the corporation's property, funds or securities that may come into his hands. In any such case, a new bond of like character shall be given at least every six years, so that the date of the new bond shall not be more than six (6) years subsequent to the date of the bond immediately preceding.





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                                   ARTICLE V

                    SHARES AND THEIR TRANSFER AND REDEMPTION

         SECTION 5.01 CERTIFICATES FOR SHARES.

         (a) Shares issued by the corporation may be certificated or uncertificated (or a combination thereof), as provided by a resolution approved by the affirmative vote of a majority of the directors present. Every owner of certificated shares issued by the corporation shall be entitled to a certificate, to be in such form as shall be prescribed by the Board of Directors, certifying the number of shares of the corporation owned by him. The certificates for such shares shall be numbered in the order in which they shall be issued and shall be signed, in the name of the corporation, by the President or a Vice President and by the Treasurer, or by such officers as the Board of Directors may designate. Such signatures may be facsimile if authorized by the Board of Directors. Every certificate surrendered to the corporation for exchange or transfer shall be cancelled, and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been so cancelled, except in cases provided for in
Section 5.07.

         (b) In case any officer, transfer agent or registrar who shall have signed any such certificate, or whose facsimile signature has been placed thereon, shall cease to be such an officer (because of death, resignation or otherwise) before such certificate is issued, such certificate may be issued and delivered by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

         SECTION 5.02 ISSUANCE OF SHARES. The Board of Directors is authorized to cause to be issued shares of the corporation up to the full amount authorized by the Articles of Incorporation in such amounts as may be determined by the Board of Directors and as may be permitted by law. No shares shall be allotted except in consideration of cash or such other consideration as is permitted by Minnesota law and the Investment Company Act of 1940.

         SECTION 5.03 TRANSFER OF SHARES. Transfer of shares on the books of the corporation may be authorized only by the shareholder named on the books of the corporation in the case of uncertificated shares or in the certificate in the case of certificated shares, or the shareholder's legal representative, or the shareholder's duly authorized attorney-in-fact, and, in the case of certificated shares, upon surrender of the certificate or the certificates for such shares or a duly executed assignment covering shares held in uncertificated form. The corporation may treat, as the absolute owner of shares of the corporation, the person or persons in whose name shares are registered on the books of the corporation.

         SECTION 5.04 REGISTERED SHAREHOLDERS. The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by the laws of Minnesota.



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         SECTION 5.05 TRANSFER AGENTS AND REGISTRARS. The Board of Directors may
from time to time appoint or remove transfer agents and/or registrars of transfers of shares of stock of the corporation, and it may appoint the same person as both transfer agent and registrar. Upon any such appointment being made all certificates representing shares of capital stock thereafter issued shall be countersigned by one of such transfer agents or by one of such registrars of transfers or by both and shall not be valid unless so countersigned. If the same person shall be both transfer agent and registrar, only one countersignature by such person shall be required.

         SECTION 5.06 TRANSFER REGULATIONS. The shares of stock of the corporation may be freely transferred, and the Board of Directors may from time to time adopt rules and regulations with reference to the method of transfer of the shares of stock of the corporation.

         SECTION 5.07 LOST, STOLEN, DESTROYED AND MUTILATED CERTIFICATES. The holder of any certificated shares of the corporation shall immediately notify the corporation of any loss, theft, destruction or mutilation of any certificate therefor, and the Board of Directors may, in its discretion, cause to be issued to him a new certificate or certificates of stock upon the surrender of the mutilated certificate or in case of loss, theft or destruction of the certificate, upon satisfactory proof of such loss, theft or destruction, after the owner of the lost, stolen or destroyed certificate, or his legal representatives, gives to the corporation and to such registrar or transfer agent as may be authorized or required to countersign such new certificate or certificates a bond, in such sum as they may direct, and with such surety or sureties, as they may direct, as indemnity against any claim that may be made against them or any of them on account of or in connection with the alleged loss, theft, or destruction of any such certificate.

                                   ARTICLE VI

                            DIVIDENDS, SURPLUS, ETC.

         The corporation's net investment income will be determined, and its dividends shall be declared and made payable, at such time(s) as the Board of Directors shall determine; dividends shall be payable to shareholders of record as of the date of declaration.

                                  ARTICLE VII

              SHARE REGISTER, BOOKS AND RECORDS, AUDIT, FISCAL YEAR

         SECTION 7.01 SHARE REGISTER. The corporation shall keep at its principal executive office, or at another place or places within the United States determined by the Board of Directors: (i) a share register not more than one year old, containing the names and addresses of the shareholders and the number and classes of shares held by each shareholder and (ii) a record of the dates on which certificates or transaction statements representing uncertificated shares were issued.

         SECTION 7.02 OTHER BOOKS AND RECORDS. The corporation shall keep at its principal executive office, or, if its principal executive office is not in Minnesota, shall make available at its Minnesota registered office within 10 days after receipt by an officer of the corporation of a written demand for them made by a shareholder, beneficial owner or a holder of a voting trust



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

certificate, originals or copies of the books and records required to be kept and made available under Section 461 of the Minnesota Business Corporation Act, or any successor provision thereto.

         SECTION 7.03 AUDIT, ACCOUNTANT.

         (a) The Board of Directors shall cause the records and books of account of the corporation to be audited at least once in each fiscal year and at such other times as it may deem necessary or appropriate.

         (b) The corporation shall employ an independent certified public accountant or firm of independent certified public accountants as its Accountant to examine the accounts of the corporation and to sign and certify financial statements filed by the corporation. The Accountant's certificates and reports shall be addressed both to the Board of Directors and to the shareholders. The Accountant shall be selected in accordance with the requirements of applicable law.

         (c) Any vacancy occurring between regular meetings, due to the death, resignation or otherwise of the Accountant, may be filled by the Board of Directors.

         SECTION 7.04 FISCAL YEAR. The fiscal year of the corporation shall be determined by the Board of Directors.

                                  ARTICLE VIII

                              VOTING OF STOCK HELD

         Unless otherwise provided by resolution of the Board of Directors, the President, any Vice President, the Secretary or the Treasurer, may from time to time appoint an attorney or attorneys or agent or agents of the corporation, in the name and on behalf of the corporation, to cast the votes which the corporation may be entitled to cast as a stockholder or otherwise in any other corporation or association, any of whose stock or securities may be held by the corporation, at meetings of the holders of the stock or other securities of any such other corporation or association, or to consent in writing to any action by any such other corporation or association, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed on behalf of the corporation and under its corporate seal, or otherwise, such written proxies, consents, waivers, or other instruments as it may deem necessary or proper in the circumstances; or any of such officers may themselves attend any meeting of the holders of stock or other securities of any such corporation or association and thereat vote or exercise any or all other powers of the corporation as the holder of such stock or other securities of such other corporation or association, or consent in writing to any action by any such other corporation or association.



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

                                   ARTICLE IX

                          VALUATION OF NET ASSET VALUE

         The net asset value per share of the corporation shall be determined in good faith by or under supervision of the officers of the corporation as authorized by the Board of Directors as often and on such days and at such time(s) and in such manner as the Board of Directors shall determine, or as otherwise may be required by law, rule, regulation or order of the Securities and Exchange Commission.

                                   ARTICLE X

                                CUSTODY OF ASSETS

         All securities and cash owned by this corporation shall, as hereinafter provided, be held by or deposited with a bank or trust company having (according to its last published report) not less than two million dollars ($2,000,000) aggregate capital, surplus and undivided profits (the "Custodian").

         This corporation shall enter into a written contract with the Custodian regarding the powers, duties and compensation of the Custodian with respect to the cash and securities of this corporation held by the Custodian. Said contract and all amendments thereto shall be approved by the Board of Directors of this corporation. In the event of the Custodian's resignation or termination, the corporation shall use its best efforts promptly to obtain a successor Custodian and shall require that the cash and securities owned by this corporation held by the Custodian be delivered directly to such successor Custodian.

                                   ARTICLE XI

                                   AMENDMENTS

         These Bylaws may be amended or repealed by a vote of the majority of the Board of Directors. Such authority of the Board of Directors is subject to the power of the shareholders, exercisable in the manner provided in the Minnesota Business Corporation Act to adopt, amend or repeal bylaws adopted, amended or repealed by the board of directors. After the adoption of the initial bylaws, the Board of Directors shall not adopt, amend or repeal a bylaw fixing a quorum for meetings of shareholders, prescribing procedures for removing directors or filling vacancies in the Board of Directors or fixing the number of directors or their classifications, qualifications or terms of office, except that the Board of Directors may adopt or amend any bylaw to increase the number of directors.




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